                                                                CONFIDENTIAL
                                                                ============


PROJECT DEJAVU



PRESENTATION TO

THE BOARD OF DIRECTORS






GOLDMAN, SACHS & CO.

27TH NOVEMBER 1995

TABLE OF EXHIBITS

         BACKGROUND
           Timeline of Key Events                                            1

      SUMMARY OF FLORESCUE AGREEMENT                                         2
           Price Analysis

         COMPANY ANALYSIS
           Summary Financial Information                                     3
           Stock Price Trading History                                       4
           Comparison of Selected Publicly Traded Companies                  5
           Comparison of Selected Private Market Transactions                6
           Leveraged Buyout Analysis                                         7
           Discounted Cash Flow Analysis                                     8

         SUMMARY OF PROCESS                                                  9

         APPENDICES
           Common Stock Ownership Analysis                                   A

                                                                       Exhibit 1

TIMELINE OF KEY EVENTS

  JANUARY 1995
   S    M   T   W   T   F   S
   1    2   3   4   5   6   7
   8    9  10  11  12  13  14
  15   16  17  18  19  20  21
  22   23  24  25  26  27  28
  29   30  31

  FEBRUARY 1995
   S    M   T   W   T   F   S
                1   2   3   4
   5    6   7   8   9  10  11
  12   13  14  15  16  17  18
  19   20  21  22  23  24  25
  26   27  28

  MARCH 1995
   S    M   T   W   T   F   S
                1   2   3   4
   5    6   7   8   9  10  11
  12   13  14  15  16  17  18
  19   20  21  22  23  24  25
  26   27  28  29  30  31

  WEEK OF                    ACTION STEPS                                                         PARTIES INVOLVED (A)
  January 16                 Dickstein announced unsolicited approach.

  January 23                 Dickstein filed Schedule 13-D.

                             Florescue announced meetings with management.

  January 30                 Dejavu announced first quarter results.

                             Due diligence meeting in Cortland.                                   Dejavu, GS

  February 6                 Dejavu announced Seibert resignation, Tannen appointment,
                             Goldman Sachs retention.

                             Dejavu filed Form 10-Q.

                             Continued due diligence meetings with management.                    Dejavu, GS

                             Meeting in New York with Dickstein, et al.                           Dejavu, GS

  February 13                Elliott Associates filed Schedule 13-D.

                             Continued due diligence and discussions with management.             Dejavu, GS

  February 27                Continued review of business strategy and prospects.                 Dejavu

                             Continued due diligence and discussions with management.             Dejavu, GS

  March 6                    Dickstein letter to the Board.

                             Florescue letter to the Board.

                             Meetings with advisors.                                              Board, Dejavu, GS, RBL

  March 13                   Rejected the Dickstein proposal.

(a)  Abbreviations:
     BOARD = Dejavu Board Of Directors/Certain Directors
     DEJAVU = Company/Company management
     GS = Goldman Sachs
     RBL = Company counsel

Project Dejavu

TIMELINE OF KEY EVENTS

  MAY 1995

   S    M   T   W   T   F   S
        1   2   3   4   5   6
   7    8   9  10  11  12  13
  14   15  16  17  18  19  20
  21   22  23  24  25  26  27
  28   29  30  31

  JUNE 1995
   S    M   T   W   T   F   S
                    1   2   3
   4    5   6   7   8   9  10
  11   12  13  14  15  16  17
  18   19  20  21  22  23  24
  25   26  27  28  29  30

  JULY 1995
   S    M   T   W   T   F   S
                            1
   2    3   4   5   6   7   8
   9   10  11  12  13  14  15
  16   17  18  19  20  21  22
  23   24  25  26  27  28  29
  30   31

  AUGUST 1995
   S    M   T   W   T   F   S
            1   2   3   4   5
   6    7   8   9  10  11  12
  13   14  15  16  17  18  19
  20   21  22  23  24  25  26
  27   28  29  30  31

  WEEK OF                    ACTION STEPS                                                         PARTIES INVOLVED (a)
  May 8                      Dejavu announced second quarter results.

  May 15                     Initial due diligence meetings with potential partners.              Dejavu, GS

  June 19                    Rejected the Dickstein & Florescue proposals.

  July 31                    Dickstein withdrew acquisition proposal and proposed that Dejavu purchase up to 2 million shares through a self-tender.  Dickstein indicated that it would not tender any of its shares.

                             Dejavu announced third quarter results.

                             Dejavu offered Florescue two nominees to an expanded Board of nine members.

  August 7                   Florescue accepted Dejavu offer and agreed to vote all of his shares in favor of Dejavu's slate of Board nominees.

                             Continued due diligence process.

  August 21                  Florescue offered $10.00 per share in cash.

                             Florescue increased his offer to $10.25 per share in cash.  Signed a two-year standstill.

  August 28                  Company announced that it had entered into a merger agreement with Floresque.

                             Dickstein amended 13-D stating that it had sold 306,000 shares.
                             Stake reduced to 6.1% or 220,000.

                             Dickstein announced withdrawal of its slate of nominees.

(a)  Abbreviations:
     BOARD = Dejavu Board of Directors/certain Directors
     DEJAVU = Company/Company Management
     GS = Goldman Sachs
     RBL = Company counsel

Project Dejavu

                                                                   Exhibit 2
SUMMARY OF FLORESCUE AGREEMENT

NAME                 CONSIDERATION         KEY PROVISIONS
-------------------  --------------------  -----------------------------------
Florescue Family     $10.25 in cash per    .  CONDITIONS - Company must have,
Corporation          share                    as of September 30, 1995, (i)
                                              net current assets of $27,750,000
                                              (total current assets, restricted
                                              cash, marketable securities and
                                              common stock notes receivable,
                                              less current liabilities other
                                              than current portion of long term
                                              debt) and (ii) inventories of no
                                              more than $14,150,000.

                                           .  FINANCING - Commitment letters
                                              from Foothill Capital and Sienna
                                              Capital but Florescue is pursuing
                                              financing with more favorable
                                              terms.

                                           .  TERMINATION FEE - Termination fees
                                              payable to Florescue range from
                                              $250,000 - $1,250,000 based on a
                                              schedule of events that cause
                                              termination.

PRICE ANALYSIS - DEJAVU
(dollars in millions, except per share data)

     Consideration Per Share                                                    $ 10.25
                                                                                -------
     Premium to Current Market Price(s)                                            20.6%

     Aggregate Consideratior (b)                                                $  36.9
     Levered Consideratior (c)                                                     34.6

     Revenues (d)
        1995                                $ 72.4                                  0.5x
        1996B                                 83.2                                  0.4
        1997E                                 87.6                                  0.4

     EBITDA (d)(e)
        1995                                 $ 4.5                                  7.7x
        1996B                                  8.7                                  4.0
        1997E                                  9.4                                  3.7

     EBIT (d)(e)
        1995                                 $ 1.2                                 29.2x
        1996B                                  5.0                                  6.9
        1997E                                  5.6                                  6.2

     EPS (d)(e)
        1995                                 $0.26                                 39.4x
        1996B                                 0.92                                 11.1
        1997E                                 1.02                                 10.0

     PREMIUM OVER
     TANGIBLE BOOK VALUE(d)                  $43.3                                (14.8)%

(a)  Based on stock price of $8.50 as of November 21, 1995.
(b)  Based on 3.569 million shares outstanding.
(c)  Assumes $2.3 million net cash position.
(d)  Source: Company financial data, dated November 10, 1995.
(e) Excludes the following fees: $1.0 million to Goldman Sachs in, 1995, $500,000 to Rubin Baum Levin in 1995 and $500,000 to Goldman Sachs in 1996.

                                                                       EXHIBIT 3
SUMMARY OF INCOME STATEMENTS

(DOLLARS IN MILLIONS, EXCEPT PER SHARE INFORMATION)

                                                   FOR THE YEARS ENDED SEPTEMBER 30,                    CAGR     CAGR (d)
                               ---------------------------------------------------------------------
                                 1990     1991      1992     1993 (a)   1994     1995 (b)   1995 (c)   1990-94   1990-1995
Net Sales                        $61.2    $ 58.1    $69.1    $65.8      $68.2    $72.4      $72.4        2.7%       3.4%
Cost of Sales                     43.0      47.1     51.2     48.3       49.1     55.8       55.8        3.4
                                  ----      ----     ----     ----       ----     ----       ----
Gross Profit                      18.2      11.0     17.9     17.6       19.1     16.6       16.6        1.2       (1.8)

Total S,G & A Expenses            13.5      13.1     14.1     13.8       15.1     17.0       15.4        2.8
                                  ----      ----     ----     ----       ----     ----       ----
Operating Income                   4.7      (2.1)     3.8      3.8        4.0     (0.4)       1.2       (3.6)     (23.9)

Pretax Income                      4.3      (2.5)     3.4      2.5        3.5     (0.1)       1.4       (4.8)     (20.1)

Net Income                        $2.6     $(1.2)    $2.1     $1.5       $2.6     $0.0       $0.9        0.6      (19.1)

Earnings Per Share               $0.71    $(0.34)   $0.59    $0.40      $0.73     $0.0      $0.26        0.6      (18.2)

Memo: Weighted Average Shares      3.6       3.6      3.6      3.6        3.6      3.6        3.6
-----

Memo: EBITDA                     $ 8.2    $  1.4    $ 7.2    $ 7.1      $ 7.5    $ 2.9      $ 4.5       (2.2)     (11.3)
-----

MARGIN ANALYSIS:

Gross                             29.7%     18.9%    25.9%    26.7%      28.0%    23.0%      23.0%
EBITDA                            13.4       2.4     10.4     10.7       11.0      4.0        6.2
Operating                          7.7      (3.6)     5.5      5.7        5.9     (0.1)       1.6
Pretax                             7.0      (4.4)     4.9      3.8        5.2     (0.0)       1.9
Net                                4.2      (2.1)     3.1      2.3        3.8      0.0        1.3

OTHER:

Working Capital (e)              $17.7    $ 16.8    $17.3    $15.1      $18.0    $19.9      $19.9
Net Debt (f)                       3.5       4.5      1.3     (2.8)      (4.5)    (2.3)      (2.3)
Shareholders Equity               42.5      40.6     42.2     43.3       46.3     46.5       46.5

(a) "Interest and Other Expense" includes a $1.3 million non-recurring charge resulting from settlement by the Company of a class action suit associated with embezzlement of funds by the Company's former chief financial officer.
(b) Company unaudited financial data, dated November 10, 1995. Includes $1.0 million in Goldman Sachs fees and $500,000 in Rubin Baum Levin fees.
(c) Excludes $1.0 million in fees to Goldman Sachs and $500,000 in fees to Rubin Baum Levin.
(d)  Calculated using 1995 figures excluding fees.
(e) Defined as current assets (excluding cash & equivalents) less current liabilities (excluding short term debt).
(f) Defined as short term debt plus long term debt less cash and equivalents (including restricted cash).

Project Dejavu

SUMMARY CASH FLOW STATEMENTS

(DOLLARS IN MILLIONS)

THE COMPANY HAS MADE SIGNIFICANT WORKING CAPITAL AND FIXED CAPITAL INVESTMENTS DURING A PERIOD OF MODEST FINANCIAL RESULTS.

                                                                         FOR THE YEARS ENDED SEPTEMBER 30,
                                                        ------------------------------------------------------------------
                                                             1992             1993               1994          1995(a)
  CASH FLOWS FROM OPERATIONS:

  Net Income                                                $ 2.1            $ 1.4              $ 2.6         $ 0.0
  Depreciation and Amortization                               3.4              3.3                3.5           3.3
  Provisions for Losses                                       1.5              0.3                0.5           0.8
  Deferred Compensation                                       0.3              0.3                0.1           0.0
  Deferred Income Taxes                                      (0.2)             0.4               (0.6)         (0.5)
  Other Assets, Stock Bonuses                                (0.4)            (0.5)              (0.2)         (0.0)
  Working Capital Changes                                    (2.1)             0.8               (2.9)         (2.2)
                                                              ---              ---                ---           ---
     TOTAL FLOWS FROM OPERATIONS                              4.5              6.1                2.9           1.5

  CASH FLOWS FROM INVESTING:

  Capital Expenditures                                       (1.7)            (1.1)              (3.1)         (4.1)
  Reclassification: Cash Equivalents                          0.0              0.0               (1.1)          0.0
  Net Proceeds from Sales                                     0.1             (1.1)               0.1          (0.1)
                                                              ---              ---                ---           ---
     TOTAL FLOWS FROM INVESTING                              (1.5)            (2.2)              (4.2)         (4.2)

  CASH FLOWS FROM FINANCING:

  Proceeds from Long Term Debt                                1.5              0.0                0.0           0.0
  Principal Payments: Long Term Debt                         (3.7)            (1.3)              (0.4)         (0.4)
  Employee Stock Purchase Plan                                0.0              0.0                0.0           0.0
  Sale (Purchase) of Treasury Stock                           0.0              0.0                0.0          (0.1)
  Payment: Common Note Receivable                             0.0              0.0                0.3           0.0
  Foreign Currency Transactions                              (0.1)            (0.1)               0.0          (0.0)
                                                              ---              ---                ---           ---
     TOTAL FLOWS FROM FINANCING                              (2.3)            (1.4)              (0.1)         (0.4)
                                                              ---              ---                ---           ---

     NET INCREASE (DECREASE) IN CASH                        $ 0.7            $ 2.4              $(1.4)        $(3.1)

  (a) Source: Company unaudited financial data, dated November 10, 1995.

Project Dejavu

SUMMARY BALANCE SHEET


(DOLLARS IN MILLIONS)
                                                  AS OF
                                         ---------------------
                                           SEP 30,     OCT 1,
                                           1995 (a)    1994
ASSETS

Current Assets:
 Cash and Marketable Securities              $ 6.8     $ 9.7
 Accounts Receivable                          13.7      10.1
 Inventories                                  12.6      11.9
 Other Current Assets                          1.6       1.6
                                              ----      ----

 TOTAL CURRENT ASSETS                         34.7      33.3

Property & Equipment                          23.1      22.2
Restricted Cash                                2.7       2.3
Goodwill                                       3.2       3.3
Other Assets                                   0.4       0.7
                                              ----      ----
 TOTAL ASSETS                                $64.1     $61.8
                                              ====      ====

(a) Source:  Company unaudited financials, dated November 10, 1995.

Project Dejavu

                                                  AS OF
                                         ---------------------
                                           SEP 30,     OCT 1,
                                           1995 (a)    1994
LIABILITIES

Current Liabilities:
 Accounts Payable                            $ 4.5     $ 2.8
 Accrued Payroll, other                        3.8       2.7
 Current Maturities                            0.3       0.4
                                              ----      ----

 TOTAL CURRENT LIABIL.                         8.6       5.9

Long Term Debt, net                            6.5       6.8
Convertible Note                               0.3       0.3
Deferred Tax Liability                         2.2       2.5
                                              ----      ----

 Total Liabilities                            17.6      15.6

Shareholders' Equity                          46.5      46.3
                                              ----      ----

TOTAL LIABILITIES &
 SHAREHOLDERS' EQUITY                        $64.1     $61.8
                                              ====      ====

SUMMARY SEGMENT OPERATING PERFORMANCE

                        FISCAL YEARS ENDING SEPTEMBER 30,      FISCAL YEARS ENDING SEPTEMBER 30,
                      ------------------------------------  -------------------------------------
                        1993 (a)     1994 (a)    1995 (b)      1993 (a)     1994 (a)    1995 (b)
                      ------------------------------------  -------------------------------------
                                (DOLLARS IN MILLIONS)             (PERCENTAGE OF CONSOLIDATED)

  Net Sales:
   Guest Amenity         $37.8        $40.2       $45.3          57%          59%         63%
   Contract Packaging     28.1         28.0        27.1          43           41          37
                         -----        -----       -----         ---          ---         ---

    Total                 65.8         68.2        72.4         100%         100%        100%

  Operating Income:
   Guest Amenity         $ 1.0        $ 2.8       $ 1.4          45%          68%         NM
   Contract Packaging      1.3          1.3        (1.7)         55           32          NM
                          ----         ----        ----         ---          ---         ---

    Total                $ 2.4        $ 4.0        (0.3)        100%         100%         NM

  Net Income:
   Guest Amenity         $ 0.6        $ 1.8       $ 1.0          41%          68%         NM
   Contract Packaging      0.9          0.8        (1.0)         59           32          NM
                          ----         ----        ----         ---          ---         ---

    Total                $ 1.4        $ 2.6       $ 0.0         100%         100%         NM


 (a) Source: Company financial data ("Special Report" dated February 1, 1995).
 (b) Source: Company unaudited financial data, dated November 10, 1995.



 Project Dejavu

PRO FORMA INCOME STATEMENT
GUEST AMENITIES - STAND ALONE BASIS
(DOLLARS IN MILLIONS)

                                                                   GUEST AMENITIES                         2-YEAR
                                                               FOR FISCAL YEARS ENDING,                     CAGR
                                        -------------------------------------------------------------
                                             1993          1994          1995 (a)        1995 (b)        18-1995 (c)
                                        -------------------------------------------------------------
  Net Sales                                  $37.8         $40.2         $45.3           $45.3              9.5%

  Cost of Sales                               27.1          27.5          32.8            32.8
                                              ----          ----          ----            ----
     Gross Profit                             10.7          12.8          12.5            12.5              8.1

  Selling Expense                              6.1           7.1           7.5             7.5
  General & Administrative                     3.6           2.9           3.6             2.9
                                              ----          ----          ----            ----
     Total S,G & A Expenses                    9.7          10.0          11.1            10.4
                                              ----          ----          ----            ----
     Operating Income                          1.0           2.8           1.4             2.1             45.0

  Interest and Other Expense/(Income)         (0.0)          0.3          (0.0)           (0.0)
                                              ----          ----          ----            ----
     Pretax Income                             1.1           2.5           1.4             2.1             38.2

  Taxes on Income/(Credit)                     0.5           0.7           0.4             0.7
                                              ----          ----          ----            ----
     Net Income                              $ 0.6         $ 1.8           1.0             1.4             52.8

     Contribution to EPS                     $0.17         $0.50         $0.27           $0.40

  Memo: Weighted Average Shares                3.6           3.6           3.6             3.6
  ----

  Memo: EBITDA                                 2.8           4.6           3.1             3.8
  ----

  MARGIN ANALYSIS:

  Gross                                       28.4%         31.7%         27.6%           27.6%
  EBITDA                                       7.4          11.3           6.8             8.5
  Operating                                    2.8           6.9           3.0             4.7
  Pretax                                       2.8           6.1           3.0             4.7
  Net                                          1.6           4.4           2.2             3.2

(a)   Company unaudited financial data, dated November 10, 1995.
(b) Excludes $1.0 million in fees to Goldman Sachs and $500,000 in fees to Rubin Baum Levin.
(c)   Calculated using 1995 figures excluding fees.

Project Dejavu

PRO FORMA INCOME STATEMENT
CONTRACT PACKAGING - STAND ALONE BASIS
(dollars in millions)

                                                           CONTRACT PACKAGING                            2-YEAR
                                                        FOR FISCAL YEARS ENDING,                          CAGR
                                ----------------------------------------------------------------
                                         1993           1994          1995 (a)       1995 (b)          1993-1995 (c)
     Net Sales                           $28.1          $28.0         $ 27.1         $ 27.1                (1.8)%
     Cost of Sales                        21.3           21.6           22.9           22.9
                                          ----           ----           ----           ----
        Gross Profit                       6.8            6.4            4.1            4.1               (22.4)
     Selling Expense                       2.3            2.5            2.3            2.3
     General & Administrative              3.2            2.6            3.6            2.9
                                          ----           ----           ----           ----
        Total S,G & A Expenses             5.5            5.1            5.9            5.2
                                          ----           ----           ----           ----
        Operating Income                   1.3            1.3           (1.7)          (1.0)                 NM
     Interest and Other Expense/(Income)  (0.1)           0.2           (0.2)          (0.2)
                                          ----           ----           ----           ----
     Pretax Income                         1.4            1.1           (1.5)          (0.8)                 NM
     Taxes on Income/(Credit)              0.5            0.2           (0.6)          (0.3)
                                          ----           ----           ----           ----
        Net Income                       $ 0.9          $ 0.8           (1.0)          (0.5)                 NM
        Contribution to EPS              $0.24          $0.23         $(0.27)        $(0.14)
     Memo: Weighted Average Shares         3.6            3.6            3.6            3.6
     ----
     Memo: EBITDA                          2.9            2.9           (0.0)           0.6
     ----

     MARGIN ANALYSIS:

     Gross                                24.2%          22.7%          15.3%          15.3%
     EBITDA                               10.2           10.3           (0.0)           2.4
     Operating                             4.7            4.6           (6.3)          (3.5)
     Pretax                                5.0            3.8           (5.5)          (3.0)
     Net                                   3.0            3.0           (3.6)          (1.9)

  (a)  Company unaudited financial data, dated November 10, 1995.
  (b) Excludes $1.0 million in fees to Goldman Sachs and $500,000 in fees to Rubin Baum Levin.
  (c)  Calculated using 1995 figures excluding fees.


  Project Dejavu

MAY 1995 MANAGEMENT PROJECTION ASSUMPTIONS(A)




  Sales and margin improvements:

  .  Guest Amenity

     .  New Opportunities
        -  Fund raising
        -  Florists

     .  Strategy shift towards high-tier hotels from mid-tier hotels

  6.5% Annual sales growth (constant growth) beginning with 1996B and EBIT margins growing at 0.5% per year from 1996B level

  .  Contract

     .  Increase in unfinished product sales
        - Soap chips - Result of greater capacity utilization (32 million lbs. from 24 million lbs.)
        - Glycerine - (By-product of soap manufacturing) Made possible by filtration system upgrades (accounted for as a reduction in COGS)

  3.7% Annual sales growth (constant growth) beginning with 1996B and flat EBIT margins at 1996B level


  (a) Dated May 12, 1995

REVISED MANAGEMENT PROJECTION ASSUMPTIONS(A)

  Revisions:

  .  Guest Amenity

     .  Increased confidence in New Opportunities
     .  Projected margins lowered due to lower than expected 1995 margins

  1996B Sales increased by $2.4 million, projected growth rate reduced to 6.3% per year
  1996B EBIT margin lowered to 8.2%, growth rate remains at 0.5% per year

  .  Contract

     . Margin impact from purchase and resale of packaging material . Lower margins from soap chip sales

  1996B Sales decreased by $2.0 million, growth rate remains at 3.7% 1996B EBIT margin lowered to 2.2%

  (a)  Dated November 10, 1995.

                                  Projections



PROJECTED CONSOLIDATED OPERATING PERFORMANCE
(dollars in millions)

                                                                                                       1996B-2000E    1995B-2000E
                                                    For the Years Ended September 30,                    4-Year         5-Year
                                -------------------------------------------------------------------------------------------------
                                     1995A       1996B       1997E       1998E       1999E     2000E     CAGR           CAGR
  -------------------------------------------------------------------------------------------------------------------------------
  Sales
     Previous(a)                      75.4        82.7        87.3        92.1        97.0     102.1     5.4%           6.2%
     Current (b)                      72.4        83.2        87.6        92.3        97.3     102.5     5.4%           7.2%

  EBITDA (c)
     Previous (a)                      7.3        10.4        11.2        12.1        13.2      14.1     7.9%          14.2%
     Current (b)                       4.5         8.7         9.4        10.2        11.1      11.9     8.0%          21.5%

  EBIT (c)
     Previous (a)                      4.0         6.7         7.4         8.2         9.0       9.9    10.2%          20.0%
     Current (b)                       1.2         5.0         5.6         6.2         6.9       7.6    11.2%          45.2%

  Net Income (c)
     Previous (a)                      2.6         4.3         4.7         5.2         5.7       6.2    10.0%          18.8%
     Current (b)                       0.9         3.3         3.7         4.1         4.5       5.0    10.7%          39.8%

  Depreciation & Amortization (a)      3.3         3.7         3.8         4.0         4.2       4.2

  Capital Expenditures (a)             4.1         4.0         3.7         3.8         3.9       3.9


  Margin Analysis
  ---------------

  EBITDA
     Previous                          9.6%       12.6%       12.8%       13.2%       13.6%     13.8%
     Current                           6.2%       10.5%       10.7%       11.0%       11.4%     11.6%

EBIT
     Previous                          5.2%        8.1%        8.4%        8.9%        9.2%      9.7%
     Current                           1.6%        6.0%        6.4%        6.7%        7.1%      7.5%

  Net Income
     Previous                          3.5%        5.2%        5.4%        5.6%        5.9%      6.1%
     Current                           1.3%        4.0%        4.2%        4.4%        4.6%      4.9%
  -------------------------------------------------------------------------------------------------------------------------------

  (a) Source: Company projections, dated May 12, 1995.
  (b) Source: Company projections, dated November 10, 1995.
  (c) Excludes the following fees: $1.0 million to Goldman Sachs in 1995, $500,000 to Rubin Baum Levin in 1995 and $500,000 to Goldman Sachs in 1996.

PROJECTED SEGMENT OPERATING PERFORMANCE
GUEST AMENITY
(dollars in millions)

                                                                                                       1996B-2000E    1995B-2000E
                                                    For the Years Ended September 30,                    4-Year         5-Year
                                -------------------------------------------------------------------------------------------------
                                     1995A       1996B       1997E       1998E       1999E     2000E     CAGR           CAGR
  -------------------------------------------------------------------------------------------------------------------------------
  SALES
     Previous (a)                     44.5        50.2        53.6        57.0        60.6      64.5     6.5%           7.7%
     Current (b)                      45.3        52.6        55.9        59.5        63.2      67.2     6.3%           8.2%

  EBITDA (c)
     Previous (a)                      4.8         6.6         7.2         8.0         8.8       9.6     9.9%          14.9%
     Current (b)                       3.8         6.2         6.6         7.5         8.3       9.0     9.9%          18.7%

  EBIT (c)
     Previous (a)                      3.1         4.7         5.3         6.0         6.6       7.4    12.1%          19.1%
     Current (b)                       2.1         4.3         4.9         5.5         6.1       6.8    12.3%          26.2%

  NET INCOME (c)
     Previous (a)                      2.0         2.9         3.3         3.7         4.1       4.6    12.2%          18.7%
     Current (b)                       1.4         2.8         3.2         3.5         3.9       4.4    11.8%          24.8%

  Depreciation & Amortization (a)      1.7         1.9         2.0         2.1         2.2       2.2

  Capital Expenditures (a)             1.9         1.8         1.8         1.9         1.9       1.9


  Margin Analysis
  ---------------

  EBITDA
     Previous                        10.7%       13.1%       13.5%       14.0%       14.6%     14.9%
     Current                          8.5%       11.8%       12.2%       12.6%       13.2%     13.5%

  EBIT
     Previous                         6.9%        9.3%        9.9%       10.4%       10.9%     11.5%
     Current                          4.7%        8.2%        8.7%        9.2%        9.7%     10.2%

  NET INCOME
     Previous                         4.4%        5.8%        6.2%        6.5%        6.8%      7.2%
     Current                          3.2%        5.3%        5.6%        5.9%        6.2%      6.5%
  -------------------------------------------------------------------------------------------------------------------------------

  (a) Source: Company projections, dated May 12, 1995.
  (b) Source: Company projections, dated November 10, 1995.
  (c) Excludes the following fees: $1.0 million to Goldman Sachs in 1995, $500,000 to Rubin Baum Levin in 1995 and $500,000 to Goldman Sachs in 1996.

                                           Projections


PROJECTED SEGMENT OPERATING PERFORMANCE
CONTRACT
(dollars in millions)

                                                                                                       1996B-2000E    1995B-2000E
                                                    For the Years Ended September 30,                    4-Year         5-Year
                                -------------------------------------------------------------------------------------------------
                                     1995A       1996B       1997E       1998E       1999E     2000E     CAGR           CAGR
  -------------------------------------------------------------------------------------------------------------------------------
  Sales
     Previous (a)                     30.9        32.5        33.7        35.0        36.3      37.6     3.7%           4.0%
     Current (b)                      27.1        30.5        31.7        32.8        34.0      35.3     3.7%           5.5%

  EBITDA (c)
     Previous (a)                      2.5         3.8         4.0         4.1         4.3       4.5     4.0%          12.6%
     Current (b)                       0.6         2.5         2.6         2.7         2.8       2.8     2.9%          34.1%

  EBIT (c)
     Previous (a)                      0.9         2.0         2.1         2.2         2.3       2.5     5.3%          23.0%
     Current (b)                      -1.0         0.7         0.7         0.7         0.8       0.8     3.7%            NM

  Net Income (c)
     Previous (a)                      0.7         1.3         1.4         1.5         1.5       1.6     4.7%          18.9%
     Current (b)                      -0.5         0.5         0.5         0.6         0.6       0.6     3.7%            NM

  Depreciation & Amortization (a)      1.6         1.8         1.9         1.9         2.0       2.0

  Capital Expenditures (a)             2.2         2.2         1.9         1.9         2.0       2.0


  Margin Analysis
  ---------------

  EBITDA
     Previous                          8.0%       11.8%       11.7%       11.8%       12.0%     11.9%
     Current                           2.4%        8.2%        8.2%        8.1%        8.2%      8.0%

  EBIT
     Previous                          2.8%        6.2%        6.2%        6.3%        6.4%      6.5%
     Current                          -3.5%        2.2%        2.2%        2.2%        2.2%      2.2%

  Net Income
     Previous                          2.2%        4.2%        4.1%        4.2%        4.2%      4.3%
     Current                          -1.9%        1.7%        1.7%        1.7%        1.7%      1.7%
  -------------------------------------------------------------------------------------------------------------------------------

  (a) Source: Company projections, dated May 12, 1995.
  (b) Source: Company projections, dated November 10, 1995.
  (c) Excludes the following fees: $1.0 million to Goldman Sachs in 1995, $500,000 to Rubin Baum Levin in 1995 and $500,000 to Goldman Sachs in 1996.

DEJAVU

MONTHLY COMMON STOCK PRICE AND VOLUME HISTORY

                             [PLOT POINTS TO COME]

                 Monthly October 31, 1990 to October 31, 1995

                  \ Closing Market Price ($)  [] Volume (000)

DEJAVU
AS OF ANNOUNCEMENT OF FLORESCUE AGREEMENT
DAILY COMMON STOCK PRICE AND TRADING VOLUME HISTORY

                             [PLOT POINTS TO COME]

                           Daily 8/29/95 to 11/20/95

                  \ Closing Market Price ($) [] Volume (000)

DEJAVU
COMMON SHARES TRADED AT SPECIFIC PRICES

                    Common Shares Traded At Specific Prices
                         Weighted Average Price: $7.98
                        Total Shares Traded as Percent
                         of Shares Outstanding: 636.2%

                             [PLOT POINTS TO COME]

               Based On Closing Prices From 11/17/90 to 11/17/95


                    Common Shares Traded At Specific Prices
                         Weighted Average Price: $9.77
                        Total Shares Traded as Percent
                         of Shares Outstanding: 114.7%

                             [PLOT POINTS TO COME]

               Based On Closing Prices From 11/18/95 to 11/20/95


                    Common Shares Traded At Specific Prices
                         Weighted Average Price $9.54
                        Total Shares Traded as Percent
                         of Shares Outstanding: 139.1%

                             [PLOT POINTS TO COME]

               Based On Closing Prices From 11/17/94 to 11/17/95

                                                                       Exhibit 5

COMPARISON OF SELECTED PUBLICLY TRADED COMPANIES
(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

                                                      CURRENT                                        CALENDARIZED
                                       STOCK PRICE   PRICE AS A                      LEVERED        PRICE/EARNINGS
                                          AS OF.      % OF 52-        MARKET          MARKET         MULTIPLE (a)
                                                                                                  ------------------
TICKER           COMPANY                 11/21/95    WEEK HIGH    CAPITALIZATION  CAPITALIZATION    1995E     1996E
--------------------------------------------------------------------------------------------------------------------
         GUEST AMENITIES

GEST     Guest Supply, Inc.            $     21.00        90.6%      $      85.6     $     103.9    28.4 x    20.4 x


         CUSTOM PACKAGING

ATR      AptarGroup, Inc.              $     35.00        98.6%      $     627.1     $     691.1    17.9 x    15.6 x

PCIS     PCI Services, Inc.                  10.25       101.2%             62.8            88.0    10.4       9.9

SSPC     Seda Specialty Packaging Co.        12.25        98.0%             62.4            75.9    15.7      11.2


         MEAN                                                                                       14.6 x    12.2 x


         PERSONAL CARE

ACV      Alberto Culver Co.            $     31.25        96.2%      $     866.5     $     922.1    16.5 x    14.7 x

CL       Colgate Palmolive                   70.88        91.6%         10,318.2        13,765.1    19.8      16.5

DL       The Dial Corp.                      25.25        95.7%          2,353.6         3,156.0    15.2      12.9

HC       Helene Curtis Industries            27.88        80.8%            190.9           339.4    21.0      13.1


         MEAN                                                                                       18.1 x    14.3 x


         Dejavu (c)                    $      8.50        73.9%      $      30.6     $      29.3    10.9 x     9.9 x

         Dejavu (d)                    $      8.25        71.7%      $      29.7     $      25.2    10.6 x     9.6 x

         Dejavu (e)                    $     10.25        89.1%      $      36.9     $      35.6    13.1 x    11.9 x

                                                                            IBES       1996E P/E
                                       LEVERED MARKET CAPITALIZATION      LONG-TERM     TO IBES
                                           AS A MULTIPLE OF LTM            GROWTH        GROWTH
                                      -------------------------------
TICKER           COMPANY               SALES       EBITDA       EBIT       RATE (b)       RATE
--------------------------------------------------------------------------------------------------------------------
         GUEST AMENITIES

GEST     Guest Supply, Inc.            0.7 x        10.3 x      14.0 x        25.0%        0.8 x


         CUSTOM PACKAGING

ATR      AptarGroup, Inc.              1.3 x         7.3 x      12.9 x        15.0%        1.0 x

PCIS     PCI Services, Inc.            0.7           5.7         8.8          10.0%        1.0

SSPC     Seda Specialty Packaging Co.  2.3           7.9        11.0            NA          NM


         MEAN                          1.4 x         7.0 x      10.9 x        12.5%        1.0 x


         PERSONAL CARE

ACV      Alberto Culver Co.            0.7 x         8.3 x      10.6 x        11.0%        1.3 x

CL       Colgate Palmolive             1.7          11.0        13.5          13.0%        1.3

DL       The Dial Corp.                0.9           7.7        10.5          10.0%        1.3

HC       Helene Curtis Industries      0.3           4.3         7.7          10.5%        1.3


         MEAN                          0.9 x         7.8 x      10.6 x        11.1%        1.3 x


         Dejavu (c)                    0.4 x         6.2 x      22.0 x        12.0%        0.8 x

         Dejavu (d)                    0.4 x         3.4 x       6.2 x        12.0%        0.8 x

         Dejavu (e)                    0.4 x         7.6 x      26.7 x        12.0%        1.0 x

(a)      IBES Estimates, dated November 21, 1995.
(b)      Dajevu growth rates are Internal.
(c) Based on current Dejavu public financial data, Annual Report, dated October 1, 1994 and Dejavu Form 10-Q, dated July 1, 1995.
(d)      Pre-announcement data, dated January 13, 1995.
(e)      Based on current Dejavu public financial data end $10.25 offer price.

COMPARISON OF SELECTED PUBLICLY TRADED COMPANIES
(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                 Total
                                          Market as a % of       Debt/                                   Net Income
                                                     Tangible    Total   Dividend    EBIT Margins          Margns
Ticker           Company               Book Value   Book Value    Cap      Yield     LTM     3-Yr Avg    LTM     3-Yr Avg
         GUEST AMENITIES

GEST     Guest Supply, Inc.                233.9%       279.7%   32.4%       0.0%     5.0%       4.0%     3.2%      NM


         CUSTOM PACKAGING

ATR      AptarGroup, Inc.                  207.9%       241.4%   15.9%       0.8%    10.4%      10.0%     6.2%       5.4%

PCIS     PCI Services, Inc.                120.2%       149.6%   30.6%       0.0%     7.9%       9.0%     4.2%       5.5%

SSPC     Seda Specialty Packaging Co.      184.6%       184.6%   28.2%       0.0%    20.7%      29.5%    12.3%      18.5%


         MEAN                              170.9%       191.9%   24.9%       0.3%    13.0%      16.2%     7.6%       9.8%


         PERSONAL CARE

ACV      Alberto Culver Co.                241.8%       319.9%   19.7%       1.0%     6.7%       6.3%     3.9%       3.6%

CL       Colgate Palmolive                 622.4%      NM        64.5%       2.7%    12.4%      12.1%     6.8%       7.4%

DL       The Dial Corp.                    369.8%      NM        54.2%       2.5%     8.4%       7.5%     4.1%       3.4%

HC       Helene Curtis Industries           82.5%        82.5%   38.3%       1.1%     3.6%       3.5%     1.5%       1.5%


         MEAN                              329.1%       201.2%   44.2%       1.8%     7.7%       7.4%     4.1%       4.0%


         Dejavu (a)                         66.4%        71.4%   12.9%       0.0%     2.0%       5.7%     1.4%       3.3%

         Dejavu (b)                         64.1%        69.1%   13.3%       0.0%     5.9%       5.7%     3.3%       3.3%

         Dejavu (c)                         80.0%        86.1%   12.9%       0.0%     2.0%       5.7%     1.4%       3.3%

                                             3-Year CAGR
                                                           Net
Ticker           Company               Sales     EBIT    Income    ROE       ROA
         GUEST AMENITIES

GEST     Guest Supply, Inc.            16.3%    67.8%    220.8%     11.8%     5.1%


         CUSTOM PACKAGING

ATR      AptarGroup, Inc.              13.2%    16.5%     18.3%      9.5%     5.5%

PCIS     PCI Services, Inc.            26.7%    -0.7%      0.4%     10.8%     5.8%

SSPC     Seda Specialty Packaging Co.  32.2%    16.2%     11.5%     14.7%     9.0%


         MEAN                          24.1%    10.7%     10.1%     11.7%     6.8%


         PERSONAL CARE

ACV      Alberto Culver Co.             5.6%     5.2%      6.8%     12.9%     6.6%

CL       Colgate Palmolive              4.1%    11.5%     10.3%     33.3%     8.4%

DL       The Dial Corp.                11.1%    23.9%     37.4%     23.6%     3.7%

HC       Helene Curtis Industries       4.1%    -3.3%     -6.9%      8.5%     2.9%


         MEAN                           6.2%     9.3%     11.9%     19.6%     5.4%


         Dejavu (a)                    -0.6%     3.3%      3.9%      4.9%     3.7%

         Dejavu (b)                    -0.6%     3.3%      3.9%      5.1%     3.8%

         Dejavu (c)                    -0.6%     3.3%      3.9%      4.9%     3.7%

(a) Based on current Dejavu public financial data, Annual Report, dated October 1, 1994 Dejavu Form 10-Q, dated July 1, 1995.
(b)      Pre-announcement data, dated January 13, 1995.
(c)      Based on current Dejavu public financial data and $10.25 offer price.

ANALYSIS OF SELELECTED ACQUISITIONS IN THE SPECIALTY PACKAGING INDUSTRY (DOLLARS IN MILLIONS)

                                                                              LEVERED                    MULTIPLE OF LTM
                                                                                           --------------------------------------
YEAR                  TARGET                              ACQUIROR          CONSIDERATION       SALES       EBITDA          EBIT
1995    Carnaud Metalbox                    Crown Cork & Seal                 $5,200             1.0x         7.5x           11.0x
        PACO Pharmaceutical Services, Inc.  West Co.                          $   44             0.7          6.1            14.0
        American Safety Closure Corp.       Seda Specialty Packaging Corp.    $    2             0.2          1.7             3.2

1993    Zeller Plastik                      Carnaud Metalbox                 DM  135              NA           NA              NA
        Pfeiffer Group                      AptarGroup                        $   25             1.2          8.1            28.2
        PCI of Virginia Inc (MEDIQ Inc.)    Packaging Coordinators Inc.       $    2              NA           NA              NA

1992    Anchor Hocking                      Carnaud Metalbox                  $  210              NA           NA              NA
        Monturas S.A.                       Calmar Inc.                       $   41             1.3          8.3            17.5
        DRG Packaging                       Bowater plc                  pounds  200             1.0           NA            11.3
        Cope Allman                         Bowater plc                  pounds   32             1.0           NA            14.4
        Italcaps Division of Bormioli       Carnaud Metalbox                 FFr 400             1.3(a)       7.9(a)         10.9(a)


1991    Tredegar Molded Products            Crown Cork & Seal                 $   10             0.7(b)        NA              NA
        Continental White Cap               VIAG                                  NA              NA           NA              NA
        Berry Plastics Inc.                 Berry Plastics Corp.                  NA              NA           NA              NA

1990    Techpak                             Pechiney International           FFr 274             1.3          8.2            12.5
        Metal Closures Group                Wassall                        pounds 51             0.5          4.2             6.7
        L&CP Holding Corp.                  Ivex Packaging Corp.                  NA              NA           NA              NA
        Anchor Advanced Products Inc.       Investor Group                        NA              NA           NA              NA
        Belcam-Exacta-Pak Inc.              Marietta Corp.                    $    4              NA           NA              NA
        Canada Packers-Hospitality Div.     Marietta Corp.                        NA              NA           NA              NA
        Guest International Australia       Investor Group                        NA              NA           NA              NA

Project Dejavu

ANALYSIS OF SELECTED ACQUISITIONS IN THE SPECIALTY PACKAGING INDUSTRY (DOLLARS IN MILLIONS)

                                                                               LEVERED                    MULTIPLE OF LTM
                                                                                              -------------------------------------
  YEAR                 TARGET                             ACQUIROR           CONSIDERATION      SALES        EBITDA          EBIT
  1988  AMS Packaging                     Carnaud Metalbox                     FFr  237           1.0          7.3           11.9
        Calmar Inc.                       Riordan, Freeman & Spogli              S  228           1.8          8.4           12.3
        Redfearn plc                      PLM                               pounds   55           0.6           NA           10.6
        PACO Pharmaceutical Services      RP Scherer Corp.                       $   80           1.8           NA             NA

  1987  Calmar, Inc.                      Kebo AB                                $  161           1.4          6.9            9.0

  1986  Miraflores Design Inc.            Guest Supply Inc.                          NA            NA           NA             NA


 MEDIAN                                                                                           1.0X         7.5X          11.6X

  MEAN                                                                                            1.1x         6.8x          12.4x

(a) Estimated sales of FFr 300 million
(b) Estimated based on sales of $14.0 million


Project Dejavu

                                                                       Exhibit 7
LEVERAGED BUYOUT ANALYSIS - SUMMARY
MANAGEMENT PROJECTIONS
(DOLLARS IN MILLIONS)


                                                                                                $10.25 PER SHARE (a)
===========================================================================================================================
OFFER PRICE: (b)                                                                                       $36.9

OFFER PRICE AS A MULTIPLE OF EBITDA:
  1995A (c)                                                                                              8.2x
  1996 Budget                                                                                            4.5

CAPITAL STRUCTURE (d):                                                                          Amount        Percent
  Senior Debt                                                                                    $25.0          69.1%
  Revolver                                                                                         3.2           8.8
  Equity                                                                                           8.0          22.1
                                                                                                  ----         -----
                                                                                                 $36.2         100.0%
                                                                                                  ====         =====
COVERAGE RATIOS:
EBITDA less Capex:
  1996E   Year 1                                                                                         1.7x
  1998E   Year 3                                                                                         2.3
  2000E   Year 5                                                                                         3.1
CASH AVAILABLE TO SERVICE PRINCIPAL REPAYMENT (CUMULATIVE) / PERCENTAGE OF SENIOR DEBT:
  1996E   Year 1                                                                                 $ 0.0           0.0%
  1998E   Year 3                                                                                   0.0           0.0
  2000E   Year 5                                                                                   1.0           4.0
  2002E   Year 7                                                                                   7.1          28.4
EQUITY RETURNS:
Exit in Year 2000 (Year 5) at
  5.0x EBITDA                                                                                           34.6%
  6.0x EBITDA                                                                                           42.6
===========================================================================================================================

(a)  Based on Management's capital expenditure assumptions.
(b)  Assumes 3,596,049 shares outstanding.
(c)  Company unaudited financial data, dated November 10, 1995.
(d) Assumes transaction costs of $2.0 million; assumes interest rates of 10% for Senior Debt, 9% for the Revolver and 9% for Cash.

Project Dejavu

DISCOUNTED CASH FLOW ANALYSIS
(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

                                            1996B         1997E         1998E         1999E         2000E
                                            -----         -----         -----         -----         -----
EBIT (a)                              $    4.995    $    5.572    $    6.201    $    6.899    $    7.639

After-Tax EBIT (38.0%)                     3.122         3.482         3.876         4.306         4.774

Depreciation & Amortization                3.717         3.828         3.979         4.216         4.216

Capital Expenditures                       4.000         3.700         3.800         3.900         3.900

Change in Working Capital (b)              1.860         1.198         1.242         1.275         3.779
------------------------------        ----------    ----------    ----------    ----------    ----------

Free Cash Flow                             0.979         2.413         2.813         3.347         1.312

                                             PRO FORMA EQUITY VALUE (c)
                                             --------------------------
                                         11.0%     12.0%     13.0%     14.0%     15.0%
                                         -----     -----     -----     -----     -----
     Terminal Value          4.0x         38.3      36.9      35.5      34.2      33.0
Multiple of 2000E EBITDA     5.0x         45.4      43.6      41.9      40.4      38.9
                             6.0x         52.4      50.3      48.4      46.5      44.8

                                             PRO FORMA PRICE PER SHARE (d)
                                             -----------------------------
                                         11.0%     12.0%     13.0%     14.0%     15.0%
                                         -----     -----     -----     -----     -----
     Terminal Value          4.0x        10.66     10.26      9.87      9.51      9.17
Multiple of 2000E EBITDA     5.0x        12.61     12.13     11.66     11.22     10.81
                             6.0x        14.57     14.00     13.45     12.94     12.45

(a)    Source: Company projections, dated November 10, 1995.
(b)    Assumes net working capital at 26% of revenues.
(c)    Assumes $2.3 million net cash position.
(d)    Assumes 3.596 million shares outstanding.

SUMMARY DCF SENSITIVITY MATRIX (a)
(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

                                                      PRO FORMA EQUITY VALUE (b)
                                                      --------------------------

                                           Incremental Percentage Over Projected Sales Growth
                                          (2.0)%         (1.0)%           0.0%           1.0%           2.0%
                                          ------         ------           ----           ----           ----
                           (3.0)%     $     26.7     $     27.3     $     27.9     $     28.5     $     29.1
Incremental Percentage     (2.0)%           30.6           31.3           32.0           32.8           33.5
    Over Projected         (1.0)%           34.5           35.4           36.2           37.1           38.0
     EBIT Margins           0.0%            38.4           39.4           40.4           41.4           42.4
                            1.0%            42.3           43.4           44.5           45.7           46.8
                            2.0%            46.2           47.5           48.7           50.0           51.3

                                                     PRO FORMA PRICE PER SHARE (c)
                                                     -----------------------------

                                           Incremental Percentage Over Projected Sales Growth
                                          (2.0)%         (1.0)%           0.0%           1.0%           2.0%
                                          ------         ------           ----           ----           ----
                           (3.0)%     $     7.43     $     7.59     $     7.75     $     7.91     $     8.08
Incremental Percentage     (2.0)%           8.52           8.71           8.91           9.11           9.32
    Over Projected         (1.0)%           9.60           9.83          10.07          10.31          10.55
     EBIT Margins           0.0%           10.69          10.95          11.22          11.50          11.79
                            1.0%           11.77          12.07          12.38          12.70          13.02
                            2.0%           12.86          13.20          13.54          13.90          14.26

(a)     Assumes 5.0x EBITDA multiple and 14.0% discount rate.
(b)     Assumes $2.3 million net cash position.
(c)     Assumes 3.596 million shares outstanding.

                                                                      EXHIBIT 9

                             SUMMARY CONTACT SHEET

                                                                                     ---------------------------------  ------------
                                                                                                   COMPANY              COMPANY TYPE
                                                                                     ---------------------------------  ------------
WE APPROACHED OR WERE APPROACHED BY            FINAL BID SUBMITTED                   [COMPANIES OMITTED]
OVER 100 POTENTIALLY INTERESTED
PARTIES IN WHAT WAS A BROAD PUBLICIZED
PROCESS



------------------------------------------------------------------------------------------------------------------------------------

                                               PRELIMINARY BID SUBMITTED ABOVE       [COMPANIES OMITTED]
------------------------------------------------------------------------------------------------------------------------------------

                                               NOT INTERESTED-RECEIVED INFORMATION   [COMPANIES OMITTED]

SUMMARY CONTACT SHEET


Continued

                                              ------------------------------------  --------------------
                                                                COMPANY                 COMPANY TYPE
                                              ------------------------------------  --------------------
    NOT INTERESTED-RECEIVED INFORMATION       [COMPANIES OMITTED]
    (CONT'D)


--------------------------------------------------------------------------------------------------------

SUMMARY CONTACT SHEET

Continued

                                                ------------------------------------  -------------------
                                                                  COMPANY                 COMPANY TYPE
                                                ------------------------------------  -------------------
    NOT INTERESTED - NEVER RECEIVED             [COMPANIES OMITTED]
    INFORMATION

SUMMARY CONTACT SHEET

Continued

                                                ------------------------------------  -------------------
                                                              COMPANY                     COMPANY TYPE
                                                ------------------------------------  -------------------
    NOT INTERESTED - NEVER RECEIVED             [COMPANIES OMITTED]
    INFORMATION (CONT'D)





    -----------------------------------------------------------------------------------------------------
    OTHER                                       [COMPANIES OMITTED]

    (a) "     " was contacted by an unnamed potential buyer and called but never followed up.
    (b) "     " called to express interest but never followed up.
    (c) "     " could not get to a competitive valuation but was open to an investment in the Company.
    (d) "     "expressed interest in the Canada facility but never followed up.
    (e) "     " called in response to a rumor that the Canada facility may be for sale.
    (f) "     " contacted us but never followed up.
    (g) "     " expressed interest in a minority investment.

                                OWNERSHIP                              Exhibit A

COMMON STOCK OWNERSHIP ANALYSIS

                                                                      SHARES             % OF TOTAL
DIRECTORS AND OFFICERS (a)
     Barry Florescue                                                    314,365                 8.7 %
     Frank Magrone                                                       48,000                 1.3
     Ronald DeMeo                                                        31,495                 0.9
     David Hempson                                                       28,901                 0.8
     Other Directors and Officers                                        22,358                 0.6
                                                                      ---------           ---------
     ALL DIRECTORS AND OFFICERS AS A GROUP (12 PERSONS)                 445,119                12.4

FORMER DIRECTORS AND OFFICERS (a)
     John Nadolski                                                      330,268                 9.2
     Chesterfield Seibert                                                17,193                 0.5
                                                                      ---------           ---------
     ALL FORMER DIRECTORS AND OFFICERS AS A GROUP                       347,461                 9.7

BENEFICIAL OWNERSHIP BY
     Dickstein Partners, et. al.                                        220,000                 6.1
     Elliott Associates                                                 339,425                 9.4
     Mentor Partners                                                    357,800                 9.9
                                                                      ---------           ---------
     TOTAL REPORTING ARBITRAGEURS                                       917,225                25.5

INSTITUTIONAL INVESTORS (b)
     Dimensional Fund Advs.                                             144,900                 4.0
     Travelers Inc.                                                     128,550                 3.6
     Franklin Resources Inc.                                            100,000                 2.8
     WTG & Co. LP                                                        89,000                 2.5
     Wells Fargo Inst. Tr. Na.                                           80,506                 2.2
     Merrill Lynch Asset Mgmt.                                           50,000                 1.4
     Mellon Bank Corp.                                                   24,283                 0.7
     Rosenberg Institutional Equity Mgmt.                                19,000                 0.5
     Ullman, John G. & Assoc.                                            14,600                 0.4
     Anb Investment Mgmt. & Tr.                                          13,700                 0.4
     Bankers Trust Co.                                                   13,300                 0.4
     Calif. State Teachers Retirement Sys.                               13,000                 0.4
     Harvard College                                                      8,700                 0.2
     Merrill Lynch & Co. Inc.                                             7,394                 0.2
     Weiss Peck & Greer                                                   1,000                 0.0
                                                                      ---------           ---------
     TOTAL INSTITUTIONAL INVESTORS                                      707,933                19.7

NON-INSTITUTIONAL INVESTORS (b)
     TOTAL NON-INSTITUTIONAL INVESTORS                                1,178,311                32.8
                                                                      ---------           ---------
TOTAL SHARES OUTSTANDING                                              3,596,049               100.0

(a) Source: Marietta Corporation Proxy, dated August 14, 1995. Does not include options.
(b)   Source: Spectrum Institutional Ownership Report, dated June 30, 1995.